Exhibit 10.35

               FIRST AMENDMENT TO MEMBERSHIP PURCHASE AGREEMENT &
                      COLOMBO EMPLOYMENT AGREEMENT & NOTE C
                              Dated APRIL 30, 2004

     The parties to this First Amendment to Membership Purchase Agreement and Colombo Employment Agreement and Note C (the "Agreement") are PHC, Inc., a Massachusetts corporation ("PHC" or "Buyer"), Pivotal Research Centers, L.L.C., an Arizona limited liability company ("Pivotal"), Louis C. Kirby ("Kirby"), Anthony A. Bonacci ("Bonacci") and Carol A. Colombo ("Columbo") (Kirby, Bonacci and Colombo may be collectively referred to herein as the "Sellers") and Michael
J. Colombo ("MColumbo"). This Amendment shall amend that certain Membership Purchase Agreement between Buyer, Pivotal and Sellers dated April 30, 2004 (the "Agreement"), the Colombo Employment Agreement (as that term defined in the Agreement) and Note C (as that term is defined in the Agreement).

     All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Membership Purchase Agreement or the Notes, as applicable. For purposes of this Amendment, "CEO" means the Chief Executive officer of Pivotal and the CEO of PHC divisions, subsidiaries and/or affiliates conducting Clinical Research Services. MColumbo is the CEO under the terms of the Colombo Employment Agreement.

     Except as specifically amended hereby, all of the terms of the Agreement and the Colombo Employment Agreement shall remain in full force and effect. The Agreement is hereby amended as follows:

1. Financial Control Over Clinical Research Services. Except to the extent prohibited by all applicable laws, Buyer hereby agrees that all routine accounting and financial functions relating to Clinical Research Services, including but not limited to maintaining all books and records relating to Clinical Research Services, maintaining depository bank accounts, payroll input, receipt and deposit of payment for accounts receivable, and writing checks for immediate needs associated with providing Clinical Research Services, will be performed in Arizona under the authority of the CEO, and reported to Buyer's corporate office on a schedule established by Buyer's. All accounting and financial functions for Clinical Research Services shall be performed in accordance with industry appropriate processes and procedures shall comply with applicable Law, as approved by Bruce Shear on behalf of Buyer. The CEO will oversee all of the above referenced accounting and financial controls related to Clinical Research Services and such oversight is hereby added to and included within the definition of MColombo's material duties under the Colombo Employment Agreement. Notwithstanding the above, Buyer shall retain the right to issue from its corporate office checks for payables related to Clinical Research Services. With respect to the Clinical Research Services payables, Buyer's corporate office will take all reasonable and necessary measures to ensure that payables are paid when due. To ensure prompt payment of payables, Buyer hereby agrees to the following procedures: (i) if the CEO authorizes an expenditure related to Clinical Research Services, it will be paid by Buyer's corporate office without delay; (ii) payroll for employees performing Clinical Research Services will be paid as scheduled bi-weekly in the amount specified by the CEO, (iii) Buyer will not adjust the amount


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     of or delay the  issuance  of bonus  checks to Clinical  Research  Services employees; (v) cash advances for travel will be approved by the CEO and processed by Buyer's corporate office in an expeditious manner; (vi) cash reimbursements for travel will be paid within two weeks of receipt by Buyer's corporate office of an expense report, provided such travel reimbursements have been reviewed and approved by the CEO, and (vii) Louis Kirby, Shannon Bird, Mike Colombo, shall each be issued a corporate credit card, which they shall be responsible to use in a commercially reasonable manner and only for company business, provided, however that any failure to use the cards in a commercially reasonable manner may result in the termination such privilege for the offending party. Airline travel shall be booked through PHC's corporate office.

2. Full Operational Control over Clinical Research Services. Buyer agrees that all operational control related to Clinical Research Services shall be maintained by CEO, which shall specifically include, but not be limited to, full authority and control over: (i) all employees performing Clinical Research Services, (ii) the employee compensation structure put in place annually by the CEO for Clinical Research Services employees, which compensation structure shall be within industry market ranges unless otherwise approved by Buyer, provided Buyer shall have the right to review and approve compensation structure for any executive level employees proposed to be hired by the CEO related to Clinical Research Services, and
     (iii) hiring and firing personnel performing Clinical Research Services, with all such activities being added to and included within the definition of MColombo's material duties under the Colombo Employment Contract.

3. Financial Reporting. Buyer shall provide to Sellers, through the CEO, a monthly financial statement relating to all Clinical Research Services and Buyer shall provide Sellers, upon receipt of written request, with access to the information used in or underlying such financial reports (this request, if made, will be made to PHC's CEO, who will fulfill such request).

4. Note C. With respect to Note C, the definition of Adjusted EBITDA is hereby modified to exclude any of Buyer's intra-company or related company debt, including but not limited to debt attributed to PPR. Adjusted EBITDA also shall not include any corporate overhead charges on the Non-Pivotal Business in excess of $50,000 per annum, and no direct third party costs incurred and paid by Buyer's corporate office on behalf of Non-Pivotal Business shall exceed the market rate at which such services could be obtained from unrelated third parties. If the Non-Pivotal Business pays any inter-company or related company debt, or any corporate overhead charges in excess of $50,000 per annum, or incurs any direct costs at prices in excess of prevailing market rates, then all such amounts shall be added back into the Adjusted EBITDA.

5. Insurance. The undersigned parties agree that the Landmark Professional Liability Insurance Policy (the "Landmark Policy") will be prorated as of Closing with Sellers responsible only for costs related to the period of coverage from 2/15/04 to 2/28/04, and (ii) no portion of the Landmark Policy, including retroactive coverage, will be charged to Sellers or offset against amounts owed to Sellers.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed on the date and year first above written.


                                         PHC, INC., A MASSACHUSETTS
                                         CORPORATION




                                         By:  /s/ Bruce A. Shear, President




                                         PIVOTAL RESEARCH CENTERS, L.L.C.


                                         /s/ Louis C. Kirby


                                         MICHAEL J COLOMBO



                                         /s/ Michael J. Colombo





                                         SELLERS:



                                         /s/ Louis C. Kirby
                                             5633 North Royal Circle
                                             Paradise Valley, AZ  85253


                                         /s/ Carol A. Colombo
                                             2525 E. Camelback Road, Suite 840
                                             Phoenix, AZ  85016




                                         /s/ Anthony A. Bonacci
                                             2525 E. Camelback Road, Suite 840
                                             Phoenix, AZ  85016



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